Exhibit 16.1

PricewaterhouseCoopers LLP
City Center II, Suite 1900
301 Commerce Street
Fort Worth TX 76102
Telephone (817) 810 9998
Facsimile (817) 877 2277

October 12, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Mewbourne Energy Partners 06-A, L.P. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Mewbourne Energy Partners 06-A, L.P. dated October 12, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP